Exhibit 10.12
                    PLEDGE AGREEMENT

      The undersigned,

 A. Internationale Nederlanden Bank N.V., which has its registered office in Amsterdam, The Netherlands, acting herein through its branch at Amsterdam South East, The
Netherlands, hereinafter referred to as the "Bank" and

 B. Reading & Bates Corporation, a corporation organized and existing under the laws of the State of Delaware
      ("RBC"), Reading & Bates Drilling Co. ("RBD"),
      Reading & Bates Exploration Co. ("RBX"), Reading and
      Bates Inc. ("RBI"), RBD, RBX and RBI each being corporations organized and existing under the laws of the State of Oklahoma

      RBC, RBD, RBX and RBI hereinafter individually referred to as a "Pledgor" and jointly as the "Pledgors";

      As security for the payment or repayment of all
      amounts which the Borrowers as defined in the
      Agreement for the L/C Facility for customs bonds to
      Indonesia dated as of............ may owe to the
      Bank (or its successor or assignee) hereunder or pursuant to issued Letters of Credit and the indemnification as described above, now or at any time in the future, each of the Pledgors hereby pledges, in advance if necessary, to the Bank the credit balances in favour of each of the Pledgors which are present now or at any time in the future on deposit with Internationale Nederlanden Bank
      N.V., Amsterdam Branch in the following specified accounts: 02.14.45.184 of RBX, 02.14.45.168 of RBD,
      02.14.45.257 of RBI, and 02.14.41.790 of RBC (the
      "Pledged accounts").

      The pledge referred to above shall be effected by the signature of this pledge agreement and shall thereafter on each occasion be effected by - and at the moment of - the crediting of the abovementioned account(s) in favour of the Pledgor with any amount as his credit balance as referred to above, such crediting shall also, where necessary, serve as a notice to the Bank of the pledging of the credit amount.

      The Pledge Agreement shall extend to all proceeds of the Pledged Accounts of the Pledgors with the Bank.

      Without the consent of the Bank, the Pledgors shall not have access to the Pledged Accounts for the amount equal to 120% of the countervalue in US Dollars of the aggregate of the face value amount in Indonesian Rhupias of all Letters of Credit. The Bank shall, however, give consent to the Pledgors' full access to the Pledged
Accounts after the L/C Facility is incorporated into the Credit Facility.

      This Agreement shall be governed by Dutch law. Any disputes relating to it shall be brought before the competent Dutch court, unless the Bank, as plaintiff, chooses to institute proceedings before the foreign court competent to hear the case in respect of the Pledgors, as defendants

      IN WITNESS WHEREOF, the parties hereto have duly executed this agreement on August 18, 1993.

Internationale Nederlanden Bank N.V.   Reading & Bates Corporation
Branch: Amsterdam

By:/s/L. A. Van Stijn                  By:/s/T. W. Nagle
Name:L. A. Van Stijn                   Name:T. W. Nagle
Title:Deputy General Manager           Title:Vice President and
                                         Chief Financial Officer

                                       Reading & Bates Drilling Co.
                                       By:/s/T. W. Nagle
                                       Name:T. W. Nagle
                                       Title:Vice President

                                       Reading & Bates Exploration Co
                                       By:/s/T. W. Nagle
                                       Name:T. W. Nagle
                                       Title:Vice President and
                                       Treasurer

                                       Reading & Bates Inc
                                       By:/s/T. W. Nagle
                                       Name:T. W. Nagle
                                       Title:Vice President and
                                         Treasurer